Exhibit 99

Boeing, Lockheed Martin to Form Launch Services Joint Venture

      o    Lowers Cost to the Government

      o    Maintains Assured Access to Space

      o    Enhances Reliability

      o   Provides Full Cost Visibility

            CHICAGO, and BETHESDA, MD – May 2, 2005 – The Boeing Company (NYSE: BA) and Lockheed Martin Corporation (NYSE: LMT) have entered into an agreement to create a joint venture that will combine the production, engineering, test and launch operations associated with U.S. government launches of Boeing Delta and Lockheed Martin Atlas rockets. The joint venture, named United Launch Alliance, will reduce the cost of meeting the critical national security and NASA expendable launch vehicle needs of the United States.

            “It has become increasingly clear that an alliance of launch capabilities is essential to meet the space communications, surveillance and reconnaissance needs of the 21st century, and to assure access to space,” said Lockheed Martin Chairman, President and Chief Executive Officer Robert J. Stevens. “This combination will permit our national customers to achieve their mission objectives while reflecting current budget pressures and providing the government with full cost visibility.”

            “Both of our companies have developed versions of the Evolved Expendable Launch Vehicle (EELV) in collaboration with the Air Force and have flown them successfully,” said Boeing President, Chief Executive Officer and Chief Financial Officer James A. Bell. “By joining together we are convinced that we can provide the customer with assured access to space at the lowest possible cost while ensuring enhanced reliability by eliminating duplicate infrastructure and bringing experts from both companies to focus on mission assurance.”

            United Launch Alliance will be structured as a 50-50 joint venture between Boeing and Lockheed Martin—combining services currently provided separately by Boeing Integrated Defense Systems’ Expendable Launch Systems division and by Lockheed Martin’s Space Systems Company—for launches of each company’s respective rockets. Based upon initial estimates, annual savings to the government resulting from the combination are expected to be approximately $100 – $150 million.

            Michael C. Gass, vice president and general manager of Lockheed Martin Space Transportation, has been appointed United Launch Alliance president and chief executive officer and Daniel J. Collins, vice president Boeing Expendable Launch Systems will serve as chief operating officer. In addition, a Boeing executive will be appointed chief financial officer and a Lockheed Martin executive will be named controller at a later date. These leaders will report to a six-member board of directors, with each company appointing three directors.

            “The Lockheed Martin and Boeing employees who will be part of this new launch provider understand the enduring needs of our Air Force and NASA customers for mission success,” said Gass. “They bring together a remarkable record of accomplishment in launching national-security and scientific space payloads.”

            “The continued performance of Boeing and Lockheed Martin employees as a new team going forward—from the engineering center to the factory floor to the launch pad—will offer even greater reliability and mission assurance to the customer,” said Collins.

            The agreement, which is subject to government and regulatory approval in the United States and internationally, also stipulates that the companies will immediately request an order from the U.S. District Court suspending all activity in the pending civil litigation related to a previous competition for launches under the Air Force EELV program. Simultaneous with the closing of the transaction, the parties will dismiss all claims against each other.

            “The mission of this joint venture is to reliably meet critical launch needs, so it is imperative that the two teams come together as one with all lingering issues resolved,” said Stevens. “When agreement was reached to form this alliance, both parties agreed that they were ready to move forward with a clean slate and an undistracted focus on mission success.”

            Under the terms of the joint venture, Boeing’s Delta and Lockheed Martin’s Atlas rockets will continue to be available as alternatives on individual launch missions. This will ensure that government customers are able to make decisions that meet the goal of assured access to space with two families of launch vehicles. Upon vehicle selection, the United Launch Alliance team will carry out the mission, including vehicle integration and payload processing.

            Lockheed Martin’s International Launch Services (including Proton) and Boeing Launch Services (including Sea Launch) are not included in the joint venture. These entities will continue to sell launch services to non-U.S. government customers. Additionally, work the companies are performing independently in support of NASA-sponsored Space Shuttle-Derived Launch Vehicle concepts for future space exploration initiatives will be excluded from this joint venture.

            United Launch Alliance headquarters will be established in Denver with most engineering and administrative activities consolidated at that location’s existing Lockheed Martin Space Systems Company facilities. Major assembly and integration operations will be located primarily at Boeing’s manufacturing and assembly facility in Decatur, Ala. As part of the joint venture, Boeing’s and Lockheed Martin’s launch facilities at Cape Canaveral Air Force Station in Florida and Vandenberg Air Force Base in California will provide flexibility for meeting the requirements for East and West Coast launches.

            United Launch Alliance is expected to have about 3,800 total employees at sites in Colorado, Alabama, Florida, California and Texas. It is anticipated that consolidation of the two organizations eventually will result in the elimination of some undetermined number of positions. A range of services will be made available to support those employees transferring to new locations to work with United Launch Alliance.

            Completion of the transaction is expected in late 2005 at which time United Launch Alliance operations would begin.

            Morgan Stanley served as financial advisor to Boeing and JP Morgan served as financial advisor to Lockheed Martin.

Safe Harbor Statement / Forward-Looking Statements

Certain statements contained in this press release are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is both companies’ intent that such statements be protected by the safe harbor created thereby. Forward-looking statements include, but are not limited to statements regarding: (1) the expected closing date of the transaction; (2) the expected costs savings arising out of the transaction; (3) the ability to quantify and demonstrate cost savings; (4) the complexities of successfully integrating two workforces; (5) the difficulty in retaining critical skill employees; (6) uncertainties involved in advanced technological products and services; and (7) future performance, reliability and mission assurance. These forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to: (a) the risk that the transaction may close more slowly than expected or not at all; (b) the risk that the cost savings arising out of the transaction may be less than anticipated, and (c) other risks and uncertainties detailed from time to time in each company’s filings with the Securities and Exchange Commission. All information in this release is as of May 2, 2005. Both companies disclaim any duty to update forward-looking statements to reflect subsequent events, actual results or changes in expectations.

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Media Contacts:
Boeing: Dan Beck, 562-810-5797 or Walt Rice, 314-234-2149
Lockheed Martin: Tom Jurkowsky, 301-897-6352 or Jeff Adams, 301-897-6308

Investor Relations Contacts:
Boeing: Dave Dohnalek or Bob Kurtz, 312-544-2140
Lockheed Martin: James Ryan, 301-897-6584 or Mike Gabaly, 301-897-6455